Exhibit 99.1

FOR IMMEDIATE RELEASE

HALLMARK FINANCIAL REPORTS SECOND QUARTER 2019 RESULTS HIGHLIGHTED BY

SIGNIFICANTLY HIGHER EARNINGS AND BOOK VALUE PER SHARE GROWTH

DALLAS, Texas, (August 7, 2019) - Hallmark Financial Services, Inc. (“Hallmark Financial”) (NASDAQ: HALL) today announced financial results for the second quarter and six months ended June 30, 2019.

(Unaudited)	Second Quarter		Year-to-Date
	2019	2018	2019	2018
$ in millions:
Net Income	$13.0	$5.1	$28.1	$5.7
Operating Earnings (1)	$7.6	$4.7	$13.2	$9.1

$ per diluted share:
Net Income	$0.71	$0.28	$1.54	$0.31
Operating Earnings (1)	$0.42	$0.26	$0.73	$0.50
(1)	See “Non-GAAP Financial Measures” below

Second Quarter 2019 Highlights (all comparisons to same prior year period):

•	Gross premiums written increased 26% to $218.2 million

•	Net premiums written increased 38% to $123.8 million

•	Net combined ratio improved to 94.5% compared to 97.0%

•	Net income of $13.0 million, or $0.71 per diluted share, compared to $5.1 million, or $0.28 per diluted share

•	Operating earnings of $7.6 million, or $0.42 per diluted share, compared to $4.7 million, or $0.26 per diluted share (see “Non-GAAP Financial Measures” below)

•	Net investment gains of $6.8 million, including $0.1 million in net realized gains and a $6.7 million increase in net unrealized gains, compared to net investment gains of $0.5 million

Hallmark Financial Services, Inc.

Two Lincoln Centre

5420 Lyndon B Johnson Freeway, Suite 1100

Dallas, Texas 75240-2345

www.hallmarkgrp.com

Year-to-Date June 2019 Highlights (all comparisons to same prior year period):

•	Gross premiums written increased 24% to $405.6 million

•	Net premiums written increased 33% to $241.2 million

•	Net combined ratio improved to 95.4% compared to 97.1%

•	Net income of $28.1 million, or $1.54 per diluted share, compared to $5.7 million, or $0.31 per diluted share

•	Operating earnings of $13.2 million, or $0.73 per diluted share, compared to $9.1 million, or $0.50 per diluted share (see “Non-GAAP Financial Measures” below)

•	Net investment gains of $18.8 million, including $4.2 million in net realized gains and a $14.6 million increase in net unrealized gains, compared to net investment losses of $4.3 million

•	Annualized return on beginning stockholders’ equity of 22%

•	Annualized operating return on beginning tangible equity of 12.6%, driven by strong underwriting results (see “Non-GAAP Financial Measures” below)

•	Book value per share grew 12% over prior year and 13% year-to-date to $15.98

	Second Quarter			Year-to-Date
	2019	2018	% Change	2019	2018	% Change
($ in thousands, unaudited)
Gross premiums written	218,236	173,219	26%	405,552	326,724	24%
Net premiums written	123,843	89,846	38%	241,246	181,279	33%
Net premiums earned	106,499	90,978	17%	205,529	182,925	12%
Investment income, net of expenses	5,412	4,406	23%	10,523	8,846	19%
Investment gains (losses), net	6,817	533	1,179%	18,754	(4,302)	536%
Net income	13,029	5,090	156%	28,054	5,737	389%
Operating earnings (1)	7,644	4,669	64%	13,238	9,136	45%
Net income per share - basic	$0.72	$0.28	157%	$1.55	$0.32	384%
Net income per share - diluted	$0.71	$0.28	154%	$1.54	$0.31	397%
Operating earnings per share - diluted (1)	$0.42	$0.26	62%	$0.73	$0.50	46%
Book value per share	$15.98	$14.23	12%

(1)	See “Non-GAAP Financial Measures” below

Management Commentary

Overview

Naveen Anand, President and Chief Executive Officer, stated, “The second quarter 2019 results reflect our continued positive momentum as we effectively execute our strategy of building a national specialty business. Operating earnings increased by 64% over the comparable prior year period driven by continued improvement in underwriting results and increased premiums in our specialty markets. For the second quarter, our net combined ratio improved to 94.5% from 97.0% last year. Annualized operating return on tangible equity improved to 12.6%. Rate increases across most of our portfolio were strong and a key contributor to our growth in gross premiums written, along with new business, driven by sharp increase in submissions.

Premiums / Segment Overview

Mr. Anand continued, “These rate increases materialized in our Specialty Commercial Segment, which grew second quarter gross premiums written by 27% over last year and achieved a second quarter net combined ratio of 91.8% versus 95.2% last year. For the quarter, we achieved written rate increases in the double digits, driven by commercial auto as well as most of our E&S lines. Submissions increased over 25% as compared to the first six months of 2018 in the Specialty Commercial Segment. E&S property, commercial auto, E&S casualty and professional liability product lines saw the largest increases in submissions reflecting the market dislocation in these lines. The environment in primary commercial auto remains challenging from a severity perspective and we continue to make strides in improving risk selection, culling our portfolio and increasing rates to exceed rising loss trends.

“Our Personal Segment produced a second quarter 91.5% net combined ratio compared to 105.1% last year. Our Standard Commercial Segment grew second quarter gross written premiums by $0.3 million compared to the prior year. This segment produced a second quarter net combined ratio of 94.2% which included 4.0% attributable to catastrophe losses,” concluded Mr. Anand.

Executive Chairman’s Remarks

Mark E. Schwarz, Executive Chairman of Hallmark Financial, stated, “Book value per share increased 13% to $15.98 during the first six months of 2019, a high-water mark for the Company, driven largely by an increase in the market valuation of our investment portfolio, particularly equities, as well as strong operating earnings. Our net investment income was $10.5 million for the first six months of 2019, representing a 19% increase compared to the prior year period. Our total investments and cash increased 5% during the first six months of 2019 to $700.9 million or $38.67 per share.”

Second Quarter and Year-to-Date 2019 Financial Review

Gross Premiums Written

During the three and six months ended June 30, 2019, Hallmark Financial’s gross premiums written were $218.2 million and $405.6 million, respectively, representing an increase of 26% and 24%, respectively, from the $173.2 million and $326.7 million in gross premiums written for the same periods in 2018.

Net Premiums Written

During the three and six months ended June 30, 2019, Hallmark Financial’s net premiums written were $123.8 million and $241.2 million, respectively, representing an increase of 38% and 33%, respectively, from the $89.8 million and $181.3 million in net premiums written for the same periods of 2018. The increase in net premiums written for the three and six months ended June 30, 2019 was primarily due to premium growth in both the Specialty Commercial and Personal Segments, as well as increased net retention of business in the Personal Segment.

Net Premiums Earned

Hallmark Financial’s net premiums earned were $106.5 million and $205.5 million for the three and six months ended June 30, 2019, respectively, as compared to $91.0 million and $182.9 million for the same periods in 2018.

Pre-Tax Income

Hallmark Financial had pre-tax income of $16.5 million and $35.4 million for the three and six months ended June 30, 2019, respectively, as compared to $6.4 million and $7.2 million reported during the same periods in 2018.

The improvement in income before tax for the three and six months ended June 30, 2019 was largely due to increased net unrealized gains on our equity and other investments of $6.7 million and $14.6 million, respectively, as compared to an increase in net unrealized gains of $0.2 million and a decrease in net unrealized gains of $4.7 million reported for the same periods in 2018. Also contributing to the improvement in income before tax for the quarter and year-to-date was increased net premiums earned, higher finance charges and higher net investment income. Year-to-date net realized gains of $4.2 million as compared to $0.4 million for the comparable prior year period also contributed to the improvement in year-to-date income before tax.

Loss and Loss Adjustment Expenses (“LAE”) and Net Combined Ratio

These increases in revenue were partially offset by increased losses and LAE for the three and six months ended June 30, 2019 of $9.6 million and $16.0 million, respectively, as compared to the prior year periods due primarily to increased net premiums earned.

Hallmark Financial reported $1.5 million and $1.4 million, respectively, of unfavorable net prior year loss reserve development during the three and six months ended June 30, 2019 as compared to $5.0 million and $4.5 million, respectively, of unfavorable net prior year loss reserve development during the same periods of 2018.

Hallmark Financial had a net loss ratio of 68.8% and 69.7% for the three and six months ended June 30, 2019, respectively, as compared to 70.0% and 69.6% reported during the same periods in 2018. Catastrophe losses contributed 1.9% and 2.0% to the net loss ratios for the three and six months ended June 30, 2019, as compared to 2.2% and 1.6% for the same periods of the prior year.

The expense ratio was 25.7% for both the three and six months ended June 30, 2019, respectively, as compared to 27.0% and 27.5% reported during the same periods in 2018. The Company reported a net combined ratio of 94.5% and 95.4% for the three and six months ended June 30, 2019, compared to 97.0% and 97.1% during the same periods in 2018.

Net Income

Hallmark Financial reported net income of $13.0 million and $28.1 million for the three and six months ended June 30, 2019 as compared to $5.1 million and $5.7 million for the three and six months ended June 30, 2018.

On a diluted basis per share, the Company reported net income of $0.71 per share and $1.54 per share for the three and six months ended June 30, 2019 as compared to $0.28 per share and $0.31 per share for the three and six months ended June 30, 2018.

Non-GAAP Financial Measures

The Company’s financial statements are prepared in accordance with United States generally accepted accounting principles (“GAAP”). However, the Company also presents and discusses certain non-GAAP financial measures that it believes are useful to investors as measures of operating performance. Management may also use such non-GAAP financial measures in evaluating the effectiveness of business strategies and for planning and budgeting purposes. However, these non-GAAP financial measures should not be viewed as an alternative or substitute for the results reflected in the Company’s GAAP financial statements. In addition, the Company’s definitions of these items may not be comparable to the definitions used by other companies.

Operating earnings and operating earnings per share are calculated by excluding net investment gains and losses from GAAP net income. Management believes that operating earnings and operating earnings per share provide useful information to investors about the performance of and underlying trends in the Company’s core insurance operations. Net income and net income per share are the GAAP measures that are most directly comparable to operating earnings and operating earnings per share. A reconciliation of operating earnings and operating earnings per share to the most comparable GAAP financial measures is presented below.

				Weighted
	Income	Less Tax	Net	Average	Diluted
($ in thousands)	Before Tax	Effect	After Tax	Shares Diluted	Per Share
Second Quarter 2019
Reported GAAP measures	$16,484	$3,455	$13,029	18,251	$0.71
Excluded investment (gains)/losses	$(6,817)	$(1,432)	$(5,385)	18,251	$(0.30)
Operating earnings	$9,667	$2,023	$7,644	18,251	$0.42

Second Quarter 2018
Reported GAAP measures	$6,372	$1,282	$5,090	18,174	$0.28
Excluded investment (gains)/losses	$(533)	$(112)	$(421)	18,174	$(0.02)
Operating earnings	$5,839	$1,170	$4,669	18,174	$0.26

Year-to-Date 2019
Reported GAAP measures	$35,402	$7,348	$28,054	18,250	$1.54
Excluded investment (gains)/losses	$(18,754)	$(3,938)	$(14,816)	18,250	$(0.81)
Operating earnings	$16,648	$3,410	$13,238	18,250	$0.73

Year-to-Date 2018
Reported GAAP measures	$7,181	$1,444	$5,737	18,230	$0.31
Excluded investment (gains)/losses	$4,302	$903	$3,399	18,230	$0.19
Operating earnings	$11,483	$2,347	$9,136	18,230	$0.50

Operating return on beginning tangible equity is calculated as operating earnings divided by GAAP equity at the beginning of the period excluding goodwill. Management believes that operating return on beginning tangible equity provides useful information to investors about the performance of the Company’s core insurance operations relative to its core shareholder equity exclusive of non-depreciable goodwill from prior acquisitions. Return on beginning equity is the GAAP measure that is most directly comparable to operating return on beginning tangible equity. A reconciliation of operating return on beginning tangible equity to return on beginning equity is presented below.

Year-to-date 2019 net income	28,054	a
Excluded investment gains, net of tax	(14,816)
Year-to-date 2019 operating earnings	13,238	b
Annualized year-to-date 2019 net income	56,108	(a x 2)
Annualized year-to-date 2019 operating earnings	26,476	(b x 2)

Beginning GAAP equity	255,532	c
Reverse goodwill	(44,695)
Beginning tangible equity	210,837	d

Annualized return on beginning GAAP equity	22.0%	(a x 2) / c
Annualized operating return on beginning tangible equity	12.6%	(b x 2) / d

About Hallmark Financial

Hallmark Financial is a specialty property and casualty insurance holding company with a diversified portfolio of insurance products written on a national platform. With six insurance subsidiaries and offices in Dallas/Fort Worth, San Antonio, Chicago, Jersey City and Atlanta, Hallmark Financial markets, underwrites and services over $650 million annually in commercial and personal insurance premiums in select markets. Hallmark Financial is headquartered in Dallas, Texas and its common stock is listed on NASDAQ under the symbol "HALL."

Forward-looking statements in this release are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that actual results may differ materially from such forward-looking statements. Forward-looking statements involve risks and uncertainties including, but not limited to, continued acceptance of the Company’s products and services in the marketplace, competitive factors, interest rate trends, general economic conditions, the availability of financing, underwriting loss experience and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

For further information, please contact:

Mr. Naveen Anand, President and Chief Executive Officer at 817.348.1600

www.hallmarkgrp.com

Hallmark Financial Services, Inc. and Subsidiaries
Consolidated Balance Sheets
($ in thousands, except par value)	Jun. 30	Dec. 31
ASSETS	2019	2018
Investments:	(unaudited)
Debt securities, available-for-sale, at fair value (amortized cost: $530,516 in 2019 and $550,268 in 2018)	$533,148	$545,870
Equity securities (cost: $68,709 in 2019 and $68,709 in 2018)	94,012	80,896
Other investment (cost: $3,763 in 2019 and $3,763 in 2018)	2,585	1,148
Total investments	629,745	627,914
Cash and cash equivalents	67,670	35,594
Restricted cash	3,486	4,877
Ceded unearned premiums	150,883	133,031
Premiums receivable	144,674	119,778
Accounts receivable	1,332	1,619
Receivable for securities	2,581	3,369
Reinsurance recoverable	300,155	252,029
Deferred policy acquisition costs	20,308	14,291
Goodwill	44,695	44,695
Intangible assets, net	6,323	7,555
Deferred federal income taxes, net	-	4,983
Prepaid expenses	3,282	2,588
Other assets	30,634	12,571
Total Assets	$1,405,768	$1,264,894
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Revolving credit facility payable	$30,000	$30,000
Subordinated debt securities (less unamortized debt issuance cost of $872 in 2019 and $898 in 2018)	55,830	55,804
Reserves for unpaid losses and loss adjustment expenses	551,543	527,247
Unearned premiums	351,630	298,061
Reinsurance balances payable	73,977	67,328
Current federal income tax payable	870	4
Deferred federal income taxes, net	143	-
Pension liability	1,946	2,018
Payable for securities	3,167	698
Accounts payable and other accrued expenses	47,126	28,202
Total Liabilities	1,116,232	1,009,362
Commitments and contingencies
Stockholders’ equity:
Common stock, $.18 par value, authorized 33,333,333 shares; issued 20,872,831 shares in 2019 and 2018	3,757	3,757
Additional paid-in capital	122,778	123,168
Retained earnings	189,249	161,195
Accumulated other comprehensive loss	(1,047)	(6,660)
Treasury stock (2,749,738 shares in 2019 and 2,846,131 shares in 2018), at cost	(25,201)	(25,928)
Total Stockholders’ Equity	289,536	255,532
Total Liabilities & Stockholders' Equity	$1,405,768	$1,264,894

Hallmark Financial Services, Inc. and Subsidiaries
Consolidated Statements of Operations	Three Months Ended		Six Months Ended
($ in thousands, except per share amounts)	June 30,		June 30,
	2019	2018	2019	2018
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Gross premiums written	$218,236	$173,219	$405,552	$326,724
Ceded premiums written	(94,393)	(83,373)	(164,306)	(145,445)
Net premiums written	123,843	89,846	241,246	181,279
Change in unearned premiums	(17,344)	1,132	(35,717)	1,646
Net premiums earned	106,499	90,978	205,529	182,925

Investment income, net of expenses	5,412	4,406	10,523	8,846
Investment gains (losses), net	6,817	533	18,754	(4,302)
Finance charges	1,797	1,161	3,531	2,201
Commission and fees	364	1,032	657	1,735
Other income	14	15	30	61
Total revenues	120,903	98,125	239,024	191,466

Losses and loss adjustment expenses	73,226	63,648	143,313	127,323
Operating expenses	29,336	26,360	56,582	53,573
Interest expense	1,240	1,128	2,493	2,155
Amortization of intangible assets	617	617	1,234	1,234
Total expenses	104,419	91,753	203,622	184,285

Income before tax	16,484	6,372	35,402	7,181
Income tax expense	3,455	1,282	7,348	1,444
Net income	$13,029	$5,090	$28,054	$5,737

Net income per share:
Basic	$0.72	$0.28	$1.55	$0.32
Diluted	$0.71	$0.28	$1.54	$0.31

Hallmark Financial Services, Inc. and Subsidiaries
Consolidated Segment Data
Three Months Ended Jun. 30
	Specialty Commercial Segment		Standard Commercial Segment		Personal Segment		Corporate		Consolidated
($ in thousands, unaudited)	2019	2018	2019	2018	2019	2018	2019	2018	2019	2018
Gross premiums written	$172,940	$136,079	$21,835	$21,574	$23,461	$15,566	$-	$-	$218,236	$173,219
Ceded premiums written	(83,370)	(72,083)	(7,170)	(2,645)	(3,853)	(8,645)	-	-	(94,393)	(83,373)
Net premiums written	89,570	63,996	14,665	18,929	19,608	6,921	-	-	123,843	89,846
Change in unearned premiums	(20,216)	2,333	1,611	(824)	1,261	(377)	-	-	(17,344)	1,132
Net premiums earned	69,354	66,329	16,276	18,105	20,869	6,544	-	-	106,499	90,978

Total revenues	73,592	72,081	17,310	19,247	23,116	7,916	6,885	(1,119)	120,903	98,125

Losses and loss adjustment expenses	48,374	48,352	10,613	10,621	14,239	4,675	-	-	73,226	63,648

Pre-tax income (loss)	10,427	8,770	2,057	2,656	2,441	(1)	1,559	(5,053)	16,484	6,372

Net loss ratio (1)	69.7%	72.9%	65.2%	58.7%	68.2%	71.4%			68.8%	70.0%
Net expense ratio (1)	22.1%	22.3%	29.0%	33.2%	23.3%	33.7%			25.7%	27.0%
Net combined ratio (1)	91.8%	95.2%	94.2%	91.9%	91.5%	105.1%			94.5%	97.0%

Favorable (Unfavorable) Prior Year Development	(3,277)	(5,849)	1,778	507	29	359	-	-	(1,470)	(4,983)

(1)	The net loss ratio is calculated as incurred losses and loss adjustment expenses divided by net premiums earned, each determined in accordance with GAAP. The net expense ratio is calculated as total underwriting expenses offset by agency fee income divided by net premiums earned, each determined in accordance with GAAP. The net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio.

Hallmark Financial Services, Inc. and Subsidiaries
Consolidated Segment Data
Six Months Ended Jun. 30

	Specialty Commercial Segment		Standard Commercial Segment		Personal Segment		Corporate		Consolidated
($ in thousands, unaudited)	2019	2018	2019	2018	2019	2018	2019	2018	2019	2018
Gross premiums written	$307,339	$250,892	$47,363	$44,371	$50,850	$31,461	$-	$-	$405,552	$326,724
Ceded premiums written	(140,731)	(122,741)	(15,273)	(5,200)	(8,302)	(17,504)	-	-	(164,306)	(145,445)
Net premiums written	166,608	128,151	32,090	39,171	42,548	13,957	-	-	241,246	181,279
Change in unearned premiums	(33,066)	5,868	1,560	(3,199)	(4,211)	(1,023)	-	-	(35,717)	1,646
Net premiums earned	133,542	134,019	33,650	35,972	38,337	12,934	-	-	205,529	182,925

Total revenues	141,559	145,205	35,683	38,122	42,599	15,536	19,183	(7,397)	239,024	191,466

Losses and loss adjustment expenses	94,323	95,895	22,264	22,301	26,726	9,127	-	-	143,313	127,323

Pre-tax income (loss)	18,395	18,528	3,564	3,975	4,014	(23)	9,429	(15,299)	35,402	7,181

Net loss ratio (1)	70.6%	71.6%	66.2%	62.0%	69.7%	70.6%			69.7%	69.6%
Net expense ratio (1)	22.2%	23.0%	29.7%	33.2%	22.8%	34.6%			25.7%	27.5%
Net combined ratio (1)	92.8%	94.6%	95.9%	95.2%	92.5%	105.2%			95.4%	97.1%

Net Favorable (Unfavorable) Prior Year Development	(5,203)	(6,861)	3,583	1,560	216	848	-	-	(1,404)	(4,453)

(1)	The net loss ratio is calculated as incurred losses and loss adjustment expenses divided by net premiums earned, each determined in accordance with GAAP. The net expense ratio is calculated as total underwriting expenses offset by agency fee income divided by net premiums earned, each determined in accordance with GAAP. The net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio.

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